Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1/A

(Form Type)

NextTrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	591,883	$3.73	$2,207,723.59	$0.00015310	$338.00

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$338.00
	Total Fees Previously Paid							$338.00	(3)
	Total Fees Offsets							-
	Net Fee Due							$0.00

(1)	Represents the shares of common stock, par value $0.001 per share (“Common Stock”), of NextTrip, Inc. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement on Form S-1, as amended (the “Registration Statement”), to which this exhibit is attached. The Registration Statement registers an aggregate of 591,883 shares of Common Stock, which consists of (i) 148,168 shares of Common Stock that may be sold and issued to Alumni Capital LP (“Alumni”) from time to time pursuant to a Securities Purchase Agreement entered into between the Registrant and Alumni on September 19, 2024 (the “Alumni Purchase Agreement”); (ii) 32,786 shares of Common Stock issued to Alumni as commitment shares in connection with the execution of the Alumni Purchase Agreement; (iii) 176,774 shares of Common Stock issuable upon exercise of warrants issued to Alumni, together with non-convertible promissory notes, pursuant to Securities Purchase Agreements entered into by and between the Registrant and Alumni on September 19, 2024 and April 1, 2025, respectively; and (iv) 234,155 shares issuable upon exercise of Series A Warrants issued to Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC in a private placement on April 2, 2020. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on August 15, 2025, a date within five business days prior to the filing of the Registration Statement.

(3)	A registration fee of $1,166.42 was previously paid by the Registrant in connection with the initial filing of the Registration Statement, as filed with the Securities and Exchange Commission on June 20, 2025, which provided for the registration of 2,366,056 shares of Common Stock. The number of shares of Common Stock being registered pursuant to the Registration Statement has been decreased, by amendment, to 591,883 shares.